Exhibit 99.1

Noodles & Company Announces Fourth Quarter and Full Year 2023 Financial Results

BROOMFIELD, Colo., March 7, 2024 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for the fourth quarter and fiscal year ended January 2, 2024, and provided a 2024 business outlook.
Key highlights for the fourth quarter of 2023 (13 weeks) compared to the fourth quarter of 2022 (14 weeks) include:

•Total revenue decreased 8.9% to $124.3 million from $136.5 million. Adjusting for the impact of the 53rd week in the fourth quarter of 2022, total revenue decreased $3.1 million in the fourth quarter of 2023, or 2.4%.
•Comparable restaurant sales decreased 4.2% system-wide, including a 4.3% decrease for company-owned restaurants and a 3.6% decrease for franchise restaurants.
•Net loss was $6.1 million, or $0.14 loss per diluted share, compared to net income of $1.0 million, or $0.02 per diluted share.
•Operating margin was (3.7)% compared to an operating margin of 1.3%.
•Restaurant contribution margin(1) decreased 50 basis points to 14.7%.
•Five new company-owned restaurants opened and two closed in the fourth quarter of 2023. One franchise restaurant closed in the fourth quarter of 2023.
Key highlights for fiscal year 2023 (52 weeks) compared to fiscal year 2022 (53 weeks) include:
•Total revenue decreased 1.2% to $503.4 million from $509.5 million. Adjusting for the impact of the 53rd week in 2022, total revenue increased $3.0 million in 2023, or 0.6%.
•Comparable restaurant sales decreased 1.9% system-wide, including a 2.0% decrease for company-owned restaurants and a 1.1% decrease for franchise restaurants.
•Net loss was $9.9 million, or $0.21 loss per diluted share, compared to net loss of $3.3 million, or $0.07 loss per diluted share.
•Operating margin was (1.0)% compared to an operating margin of (0.2)%.
•Restaurant contribution margin(1) increased 100 basis points to 14.9%.
•Eighteen new company-owned restaurants opened and six closed in 2023. Three franchise restaurants closed in 2023. The Company had 470 restaurants at the end of 2023, comprised of 380 company-owned and 90 franchise restaurants.
_____________________
(1)    Restaurant contribution margin is a non-GAAP measure. A reconciliation of operating income (loss) to restaurant contribution is included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Drew Madsen, Chief Executive Officer of Noodles & Company, remarked, “Despite our recent challenges, we believe Noodles is a differentiated brand with an opportunity to be a robust business going forward. We are focused on five strategic priorities to capture this opportunity. Our first area of focus is strengthening operational excellence, with an increased focus on the dimensions of our guest experience that correlate most strongly with traffic growth. Second, a multi-phase menu transformation to stimulate increased guest desire that reflects our new culinary identity of “contemporary comfort kitchen.” Third, building a long-term strategy for growing our catering business. Fourth, leveraging our digital capabilities including our new digital menu boards, customer data platform, the Noodles app and the rewards program to grow our guest base and deliver personalized, targeted marketing. Finally, fortifying our financial position by reducing capital expenditures, slowing new unit growth, researching lower cost restaurant prototypes and capturing increased efficiencies across the business. We believe that focusing on these priorities will allow the brand to resonate with our guests and lead to sustainable long-term, top-line momentum and profitable growth.”

Liquidity Update
As of January 2, 2024, the Company had available cash and cash equivalents of $3.0 million and outstanding debt of $82.2 million. As of January 2, 2024, the Company had $39.9 million available for future borrowings under its revolving credit facility.
Business Outlook
The Company is providing the following expectations for the full fiscal year 2024:
•Total revenue of $510 million to $525 million, including flat to +3% comparable restaurant sales growth;
•Restaurant level contribution margins of 14% to 15%;
•General and administrative expenses of $52 million to $55 million, inclusive of stock-based compensation expense of approximately $6 million;
•Depreciation and amortization of $32 million to $34 million;
•Net interest expense of $8 million to $9 million;
•New restaurant openings: 10-12 company-owned and up to 3 franchise-owned; and
•Capital expenditures of $28 million to $32 million.
The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”
Key Definitions
Average Unit Volumes — represent the average annualized sales of all company-owned restaurants for a given time period. AUVs are calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. Based on this calculation, temporarily closed restaurants are excluded from the definition of AUV, however restaurants with temporarily reduced operating hours are included. This measurement allows management to assess changes in consumer traffic and per person spending patterns at our restaurants. In addition to the factors that impact comparable restaurant sales, AUVs can be further impacted by effective real estate site selection and maturity and trends within new markets.
Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold and changes in per-person spend, calculated as sales divided by traffic. Restaurants that were temporarily closed or operating at reduced hours or dining capacity due to the COVID-19 pandemic remained in comparable restaurant sales.
Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.
EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, loss on disposal of assets, net lease exit costs (benefits), loss on sale of restaurants, severance and executive transition costs and stock-based compensation. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net Income (Loss) — represents net income (loss) before restaurant impairments, net lease exit costs (benefits), loss on sale of restaurants, severance and executive transition costs and loss on debt modifications and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.
Conference Call
Noodles & Company will host a conference call to discuss its fourth quarter and fiscal year 2023 financial results on Thursday, March 7, 2024 at 4:30 p.m. EST. The conference call can be accessed live by registering at https://register.vevent.com/register/BId74506261ad94f3ea38fdce6f73bcd8e. While not required, it is recommended that you join 10 minutes prior to the event start time. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company
Since 1995, Noodles & Company has been serving guests Uncommon Goodness and noodles your way, from noodles and flavors you know and love as well as new ones you’re about to discover. From indulgent Wisconsin Mac & Cheese to better-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of approximately 470 restaurants and over 7,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding expectations with respect to our business strategy and priorities, unit growth and planned restaurant openings, projected capital expenditures, potential volatility through 2024 due to the current high inflationary environment, including the effects on consumer sentiment and behavior, and all of the statements within “Business Outlook.” Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to execute on our strategic priorities; our ability to sustain our overall growth, including, our digital sales growth; our ability to open new restaurants on schedule and cause those newly opened restaurants to be successful; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; the success of our marketing efforts, including our ability to introduce new products; economic conditions including any impact from inflation, an economic recession or a high interest rate environment; price and availability of commodities and other supply chain challenges; our ability to adequately staff our restaurants; changes in labor costs; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; and consumer reaction to industry related public health issues and health pandemics, including perceptions of food safety. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 2, 2024	January 3, 2023	January 2, 2024	January 3, 2023
Revenue:
Restaurant revenue	$121,819	$133,486	$492,648	$498,359
Franchise royalties and fees, and other	2,501	2,984	10,757	11,121
Total revenue	124,320	136,470	503,405	509,480
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	30,920	35,896	124,102	137,859
Labor	38,982	41,653	157,608	155,023
Occupancy	11,574	11,855	45,925	45,213
Other restaurant operating costs	22,396	23,853	91,559	91,220
General and administrative	13,865	13,723	51,833	49,903
Depreciation and amortization	7,479	5,958	26,792	23,268
Pre-opening	573	564	2,215	1,662
Restaurant impairments, closure costs and asset disposals	3,087	1,132	8,400	6,164
Total costs and expenses	128,876	134,634	508,434	510,312
(Loss) income from operations	(4,556)	1,836	(5,029)	(832)
Interest expense, net	1,602	784	4,803	2,445
(Loss) income before income taxes	(6,158)	1,052	(9,832)	(3,277)
(Benefit from) provision for income taxes	(21)	77	24	37
Net (loss) income	$(6,137)	$975	$(9,856)	$(3,314)
(Loss) earnings per share, combined
Basic	$(0.14)	$0.02	$(0.21)	$(0.07)
Diluted	$(0.14)	$0.02	$(0.21)	$(0.07)
Weighted average common shares outstanding
Basic	44,955,913	46,027,708	45,863,719	45,913,787
Diluted	44,955,913	46,381,081	45,863,719	45,913,787

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	January 2, 2024	January 3, 2023
Balance Sheet Data
Total current assets	$22,624	$21,636
Total assets	368,095	343,843
Total current liabilities	67,514	64,113
Total long-term debt	80,218	46,051
Total liabilities	340,935	305,479
Total stockholders’ equity	27,160	38,364

	Fiscal Quarter Ended
	January 2, 2024	October 3, 2023	July 4, 2023	April 4, 2023	January 3, 2023
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	380	377	373	369	368
Franchise restaurants at end of period	90	91	92	92	93
Revenue Data:
Company-owned average unit volumes	$1,314	$1,335	$1,327	$1,343	$1,379
Franchise average unit volumes	$1,232	$1,244	$1,203	$1,257	$1,276
Company-owned comparable restaurant sales	(4.3)%	(4.3)%	(5.9)%	6.9%	10.2%
Franchise comparable restaurant sales	(3.6)%	(1.2)%	(3.4)%	4.1%	1.3%
System-wide comparable restaurant sales	(4.2)%	(3.7)%	(5.5)%	6.4%	8.7%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended(1)		Fiscal Year Ended(1)
	January 2, 2024	January 3, 2023	January 2, 2024	January 3, 2023
Net (loss) income	$(6,137)	$975	$(9,856)	$(3,314)
Depreciation and amortization	7,479	5,958	26,792	23,268
Interest expense, net	1,602	784	4,803	2,445
(Benefit from) provision for income taxes	(21)	77	24	37
EBITDA	$2,923	$7,794	$21,763	$22,436
Restaurant impairments(2)	1,747	176	2,987	1,362
Loss on disposal of assets	597	331	1,979	946
Lease exit costs (benefits), net	66	(179)	396	267
Loss on sale of restaurants	—	—	—	263
Severance and executive transition costs	1,368	—	1,559	—
Stock-based compensation expense	765	976	4,346	4,395
Adjusted EBITDA	$7,466	$9,098	$33,030	$29,669
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(1)    Amounts for fiscal quarter and year 2022 include modifications to the adjusted EBITDA calculation to remove adjustments for non-cash rent expense related to sub-leases, certain costs associated with closed restaurants and costs related to corporate matters to conform to the current year presentation. Adjusted EBITDA as previously reported was $9.9 million and $33.1 million for the fourth quarter and fiscal year ended 2022, respectively.
(2)    Restaurant impairments in all periods presented above include amounts related to restaurants previously impaired.

EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, loss on disposal of assets, net lease exit costs (benefits), loss on sale of restaurants and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended(1)		Fiscal Year Ended(1)
	January 2, 2024	January 3, 2023	January 2, 2024	January 3, 2023
Net (loss) income	$(6,137)	$975	$(9,856)	$(3,314)
Restaurant impairments(2)	1,747	176	2,987	1,362
Lease exit costs (benefits), net	66	(179)	396	267
Loss on sale of restaurants	—	—	—	263
Severance and executive transition costs	1,368	—	1,559	—
Loss on debt modification	—	—	—	310
Tax effect of adjustments(3)	—	—	—	—
Adjusted net (loss) income	$(2,956)	$972	$(4,914)	$(1,112)

(Loss) earnings per share
Basic	$(0.14)	$0.02	$(0.21)	$(0.07)
Diluted	$(0.14)	$0.02	$(0.21)	$(0.07)
Adjusted (loss) earnings per share
Basic	$(0.07)	$0.02	$(0.11)	$(0.02)
Diluted	$(0.07)	$0.02	$(0.11)	$(0.02)
Weighted average common shares outstanding
Basic	44,955,913	46,027,708	45,863,719	45,913,787
Diluted	44,955,913	46,381,081	45,863,719	45,913,787
_____________________________
Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) before restaurant impairments, net lease exit costs (benefits), loss on sale of restaurants, severance and executive transition costs and loss on debt modification, and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(1)    Amounts for fiscal quarter and year 2022 include modifications to the adjusted net income (loss) calculation to conform to the current year presentation. Adjusted net income (loss) as previously reported was $1.3 million and $(0.5) million for the fourth quarter and fiscal year ended 2022, respectively.
(2)    Restaurant impairments in all periods presented above include amounts related to restaurants previously impaired.
(3)    The tax impact of the other adjustments is immaterial while the Company has a full valuation allowance and significant net operating losses.

Noodles & Company
Reconciliation of Operating (Loss) Income to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 2, 2024	January 3, 2023	January 2, 2024	January 3, 2023
(Loss) income from operations	$(4,556)	$1,836	$(5,029)	$(832)
Less: Franchising royalties and fees	2,501	2,984	10,757	11,121
Plus: General and administrative	13,865	13,723	51,833	49,903
Depreciation and amortization	7,479	5,958	26,792	23,268
Pre-opening	573	564	2,215	1,662
Restaurant impairments, closure costs and asset disposals	3,087	1,132	8,400	6,164
Restaurant contribution	$17,947	$20,229	$73,454	$69,044

Restaurant contribution margin	14.7%	15.2%	14.9%	13.9%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.

ANNEX: Reconciliations of Historical Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended(1)
	Q3 2023	Q2 2023	Q1 2023	Q3 2022	Q2 2022	Q1 2022
Net income (loss)	$700	$(1,304)	$(3,115)	$795	$1,345	$(6,429)
Depreciation and amortization	6,626	6,437	6,250	5,826	5,763	5,721
Interest expense, net	1,186	1,054	961	735	489	437
Provision for (benefit from) income taxes	148	(30)	(73)	(1)	44	(83)
EBITDA	$8,660	$6,157	$4,023	$7,355	$7,641	$(354)
Restaurant impairments(2)	731	423	86	412	668	106
Loss on disposal of assets	625	379	378	309	158	148
Lease exit costs (benefits), net	14	13	303	153	153	140
Loss on sale of restaurants	—	—	—	—	—	263
Severance and executive transition costs	191	—	—	—	—	—
Stock-based compensation expense	694	1,496	1,391	751	1,499	1,169
Adjusted EBITDA	$10,915	$8,468	$6,181	$8,980	$10,119	$1,472
______________________________
(1)    Amounts for fiscal quarters in 2023 and 2022 include modifications to the adjusted EBITDA calculation to remove adjustments for non-cash rent expense related to sub-leases, certain costs associated with closed restaurants and costs related to corporate matters to conform to the current year presentation.
(2)    Restaurant impairments in all periods presented above include amounts related to restaurants previously impaired.

Noodles & Company
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended(1)
	Q3 2023	Q2 2023	Q1 2023	Q3 2022	Q2 2022	Q1 2022
Net income (loss)	$700	$(1,304)	$(3,115)	$795	$1,345	$(6,429)
Restaurant impairments(2)	731	423	86	412	668	106
Lease exit costs (benefits), net	14	13	303	153	153	140
Loss on sale of restaurants	—	—	—	—	—	263
Severance and executive transition costs	191	—	—	—	—	—
Loss on debt modification	—	—	—	310	—	—
Tax effect of adjustments(3)	—	—	—	—	—	—
Adjusted net income (loss)	$1,636	$(868)	$(2,726)	$1,670	$2,166	$(5,920)

Earnings (loss) per share
Basic	$0.02	$(0.03)	$(0.07)	$0.02	$0.03	$(0.14)
Diluted	$0.05	$(0.03)	$(0.07)	$0.02	$0.03	$(0.14)
Adjusted earnings (loss) per share
Basic	$0.04	$(0.02)	$(0.06)	$0.04	$0.05	$(0.13)
Diluted	$0.04	$(0.02)	$(0.06)	$0.04	$0.05	$(0.13)
Weighted average common shares outstanding
Basic	45,935,305	46,363,208	46,115,506	46,010,824	45,881,354	45,726,500
Diluted	46,008,651	46,363,208	46,115,506	46,197,511	46,108,720	45,726,500
_____________________________
Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(1)    Amounts for fiscal quarters in 2023 and 2022 include modifications to the adjusted net income (loss) calculation to conform to the current year presentation.
(2)    Restaurant impairments in all periods presented above include amounts related to restaurants previously impaired.
(3)    The tax impact of the other adjustments is immaterial while the Company has a full valuation allowance and significant net operating losses.